Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration statement (Form S- 4 No. 333- 30545) of Lam Research Corporation and in the related Prospectus

2.	Registration statement (Form S-4 No. 333- 179267) of Lam Research Corporation and in the related Prospectus

3.	Registration Statement (Form S-8 No. 333-66833) pertaining to the 1999 Employee Stock Purchase Plan

4.	Registration Statement (Form S-8 No. 333- 72751) pertaining to the Lam Research Corporation 1999 Stock Option Plan

5.	Registration Statement (Form S-8 No. 333- 93115) pertaining to the Lam Research Corporation 1999 Stock Option Plan

6.	Registration Statement (Form S-8 No. 333- 74500) pertaining to the 1999 Stock Option Plan, As Amended

7.	Registration Statement (Form S-8 No. 333- 84638) pertaining to the Savings Plus Plan, Lam Research 401(K)

8.	Registration Statement (Form S-8 No. 333- 127936) pertaining to the 1997 Stock Incentive Plan, as amended, 1999 Stock Option Plan, as amended, 1999 Employee Stock Purchase Plan, as amended

9.	Registration Statement (Form S-8 No. 333- 138545) pertaining to the 2007 Stock Incentive Plan, as amended

10.	Registration Statement (Form S-8 No. 333- 156335) pertaining to the 1999 Employee Stock Purchase Plan, as amended

11.	Registration Statement (Form S-8 No. 333- 181878) pertaining to the Novellus Systems, Inc. 2011 Stock Incentive Plan (the “2011 Novellus Plan”) Novellus Systems, Inc. Retirement Plan (the “Retirement Plan”) Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended (the “ESPP”)

12.	Registration Statement (Form S-8 No. 333- 185641) pertaining to the Savings Plus Plan, Lam Research 401(k).

Of our reports dated August 26, 2014, with respect to the consolidated financial statements and schedule of Lam Research Corporation and the effectiveness of internal control over financial reporting of Lam Research Corporation included in this Annual Report (Form 10- K) of Lam Research Corporation for the year ended June 29, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

August 26, 2014